Exhibit 99.1

Brookdale Announces Third Quarter 2026 Results

Brentwood, Tenn., November 6, 2026 - Brookdale Senior Living Inc. (NYSE: BKD) ("Brookdale" or the "Company") announced results for the quarter ended September 30, 2026.

HIGHLIGHTS

•Net loss for the third quarter of 2026 was $13.9 million compared to $114.7 million for the third quarter of 2025. Adjusted EBITDA(1) of $124.3 million for the third quarter of 2026 grew 12.0% over the third quarter of 2025.

•Increased third quarter 2026 consolidated revenue per available unit (RevPAR) by 7.5% year-over-year.

•Improved third quarter 2026 consolidated weighted average occupancy by 130 basis points year-over-year to 83.1%.

•Completed acquisition of 17 communities and announced agreement to purchase an additional 30 leased communities.

•Received approximately $180 million of cash proceeds for communities sold in 2026 to date.

•Updated full year 2026 guidance to $495 million to $502 million of Adjusted EBITDA and RevPAR year-over-year growth of 7.4% to 7.9%.

“During the third quarter, we continued to make significant progress against our key objectives, and we experienced improvement in occupancy, rate, net loss, and Adjusted EBITDA,” said Nick Stengle, Brookdale’s Chief Executive Officer. “While we achieved our quarterly plan for Adjusted EBITDA, we fell short of our RevPAR goal due to slower occupancy growth, particularly late in the quarter. Based primarily on third quarter occupancy carryover, additional marketing investments to bolster internal lead generation, and the expected revenue and expense impact of the recent fire at our 97-unit Clinton, Mississippi community, we are revising our 2026 guidance to Adjusted EBITDA of $495 million to $502 million and RevPAR growth of 7.4% to 7.9%. We remain excited about our ability to address the compelling senior housing opportunity ahead of us, and we believe we remain well-positioned for longer-term Adjusted EBITDA growth in the mid-teens range.”

SUMMARY OF THIRD QUARTER FINANCIAL RESULTS

Consolidated summary of operating results and metrics:

			Increase / (Decrease)
($ in millions, except RevPAR and RevPOR)	3Q 2026	3Q 2025	Amount	Percent
Resident fees	$707.3	$775.1	$(67.8)	(8.7)%
Facility operating expense	503.5	567.0	(63.5)	(11.2)%
General and administrative expense	41.9	50.9	(9.0)	(17.7)%
Cash facility operating lease payments	43.2	56.7	(13.5)	(23.7)%
Net income (loss)	(13.9)	(114.7)	(100.8)	(87.9)%
Adjusted EBITDA	124.3	111.1	13.2	12.0%

RevPAR	$5,546	$5,158	$388	7.5%
Weighted average occupancy	83.1%	81.8%	130 bps	n/a
RevPOR	$6,673	$6,307	$366	5.8%
Total average units	42,383	50,012	(7,629)	(15.3)%

(1)    Adjusted EBITDA is a financial measure that is not calculated in accordance with GAAP. See "Non-GAAP Financial Measure" for the Company's definition of such measure, a reconciliation to the most comparable GAAP financial measure, and other important information regarding the use of the Company's non-GAAP financial measure.

Same community(2) summary of operating results and metrics:

			Year-Over-Year Increase / (Decrease)
($ in millions, except RevPAR and RevPOR)	3Q 2026	3Q 2025	Amount	Percent
Resident fees	$693.0	$657.8	$35.2	5.3%
Facility operating expense	$490.5	$469.4	$21.1	4.5%
RevPAR	$5,602	$5,317	$285	5.4%
Weighted average occupancy	83.6%	83.1%	50 bps	n/a
RevPOR	$6,703	$6,396	$307	4.8%

(2)    The same community senior housing portfolio includes operating results and data for 515 communities consolidated and operational for the full period in both comparison years. Consolidated communities excluded from the same community portfolio include communities acquired or disposed of since the beginning of the prior year, communities classified as assets held for sale, certain communities planned for disposition including through asset sales or lease terminations, certain communities that have undergone or are undergoing expansion, redevelopment, and repositioning projects, and certain communities that have experienced a casualty event that significantly impacts their operations. To aid in comparability, same community operating results exclude natural disaster expense.

SUMMARY OF OCCUPANCY TREND

Recent consolidated occupancy trend:

	2025
	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec
Weighted average	79.2%	79.3%	79.5%	79.8%	80.0%	80.5%	81.1%	81.8%	82.5%	82.6%	82.5%	82.4%
Month end	80.6%	80.8%	80.9%	81.0%	81.5%	82.2%	82.6%	83.2%	83.8%	83.7%	83.4%	83.7%

	2026
	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct
Weighted average	82.3%	82.1%	82.0%	82.3%	82.5%	82.5%	82.7%	83.2%	83.4%	83.5%
Month end	83.3%	83.2%	83.3%	83.4%	83.5%	83.7%	84.1%	84.5%	84.6%	84.4%

Recent same community occupancy trend:

	2025
	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec
Weighted average	80.9%	81.0%	81.3%	81.5%	81.7%	82.1%	82.8%	83.2%	83.5%	83.7%	83.6%	83.4%
Month end	82.3%	82.5%	82.7%	82.7%	83.1%	83.8%	84.1%	84.5%	84.8%	84.9%	84.4%	84.4%

	2026
	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct
Weighted average	83.0%	82.8%	82.5%	82.8%	82.9%	83.0%	83.3%	83.7%	83.8%	83.9%
Month end	84.0%	83.9%	83.9%	83.9%	84.0%	84.3%	84.6%	84.9%	84.9%	84.8%

OVERVIEW OF RESULTS: 3Q 2026 vs 3Q 2025

•Resident fees:
•The decrease was primarily attributable to the disposition of communities since the beginning of the prior year period, primarily through lease terminations in the second half of 2025, which resulted in $106.4 million less in resident fees during the third quarter of 2026.
•The decrease was partially offset by a 5.4% increase in same community RevPAR, comprised of a 4.8% increase in same community RevPOR and a 50 basis point increase in same community weighted average occupancy.

•Facility operating expense:
•The decrease was primarily attributable to the disposition of communities since the beginning of the prior year period, which resulted in $87.3 million less in facility operating expense during the third quarter of 2026.

•The decrease was partially offset by a 4.5% increase in same community facility operating expense primarily attributable to increases in wage rates, estimated insurance expense, estimated losses on accounts receivable, utilities expense, and maintenance expense, partially offset by reduced labor hours worked through improved productivity.

•General and administrative expense: The decrease was primarily attributable to the Company's efforts to reduce general and administrative expense as the Company scaled its general and administrative costs in connection with community dispositions and management agreement terminations.

•Cash facility operating lease payments: The decrease was primarily attributable to the disposition of communities through lease terminations.

•Net loss: The decrease was primarily attributable to a $58.2 million decrease in non-cash impairment charges from the prior year period and a $20.5 million decrease in depreciation and amortization expense primarily due to the disposition of communities since the beginning of the prior year period.

•Adjusted EBITDA: The increase was primarily attributable to the increase in same community resident fees, partially offset by the increase in same community facility operating expense.

TRANSACTION AND FINANCING UPDATE

Community Transactions

In October 2026, the Company entered into a definitive agreement to acquire 30 currently leased communities (1,152 units) for a purchase price of $290.0 million. The Company expects this transaction to reduce 2027 annual cash rent payments by approximately $17.8 million, and the lease would have otherwise matured in 2032. The transaction is expected to close during the fourth quarter of 2026, subject to customary closing conditions, and to be funded with cash on hand and non-recourse mortgage debt. Contingent upon closing the 30-community acquisition, a separate 39-community lease would be extended by four years to June 2036. In connection with the amendment, the lease's existing fair market value purchase option would become exercisable at any time at the Company's election, rather than only in connection with the lease's maturity, subject to a floor of a 6.5% yield on in-place rent.

In July 2026, the Company entered into an agreement to acquire 17 communities that were leased by the Company for a purchase price of $157.4 million plus $2.6 million of transaction costs. In September 2026, the Company completed the acquisition. The Company funded the acquisition of the 17 communities through proceeds from non-recourse mortgage financings and cash on hand.

Since July 1, 2026, the Company completed the sale of 11 owned communities (856 units) and received cash proceeds of $31..2 million, net of transaction costs. The Company completed the sale of 24 owned communities (1,964 units) and received cash proceeds of $178.6 million, net of transaction costs in 2026 to date.

As previously announced, the Company plans to sell five additional owned communities (270 units) during 2026. The closings of the expected sales of assets are subject to the satisfaction of various conditions, including (where applicable) the receipt of regulatory approvals. There can be no assurance that the transactions will close or, if they do, when the actual closings will occur.

Financing Transactions

In September 2026, the Company obtained $108.0 million of debt secured by first priority mortgages on 17 communities. The loan bears interest at a variable rate based on SOFR plus a margin of 215 basis points. The debt has an initial five-year term and two one-year extension options, exercisable subject to certain performance criteria.

In July 2026, the Company obtained $248.9 million of debt secured by non-recourse first mortgages on 45 communities, which also continue to secure $518.5 million of additional outstanding mortgages with maturities in 2031 and 2032. The $248.9 million loan bears interest at a fixed rate of 6.16% and matures in 2031. At the closing, the Company repaid $244.1 million of debt under the mortgage facility, which was scheduled to mature in 2027, using proceeds from the loan. The closing of this transaction results in no remaining mortgage debt maturities until 2028.

As of September 30, 2026, $23.3 million in aggregate principal amount of the Company’s 2.00% convertible senior notes due 2026 (the "2026 Notes") was outstanding. In October 2026, the Company paid $23.3 million in cash and delivered 0.9 million shares of the Company’s common stock to settle the outstanding 2026 Notes in connection with the maturity. In connection with the maturity of the 2026 Notes, the Company also settled the privately negotiated capped call transactions that had been entered into initially with the offering of the 2026 Notes in 2021. The capped call covered the number of shares of the Company’s common stock that were initially underlying the $230.0 million initial principal amount of 2026 Notes. The Company received

$45.9 million in cash and 0.4 million shares of the Company’s common stock, which will be held as treasury shares, in connection with the settlement of the capped call transactions.

LIQUIDITY

Total liquidity of $523.6 million as of September 30, 2026 included $323.4 million of unrestricted cash and cash equivalents (excluding restricted cash of $73.2 million), $24.7 million of marketable securities, and $175.6 million of availability on the Company's secured credit facility. Total liquidity as of September 30, 2026 decreased $42.3 million from June 30, 2026.

2026 OUTLOOK

Reflecting the Company's recent occupancy results and outlook for the fourth quarter, the Company has revised its 2026 annual guidance as follows:

Full Year 2026 Metric	Previous Guidance	Revised Guidance
RevPAR year-over-year growth	8.0% to 9.0%	7.4% to 7.9%
Adjusted EBITDA	$502 million to $516 million	$495 million to $502 million

Full year 2026 guidance reflects management's current expectations around:
•Transaction activity
•Current estimates of the fourth quarter revenue and expense impact of the recent fire at the Company's 97-unit Clinton, Mississippi community, which is currently vacant.

Reconciliation of the non-GAAP financial measure included in the foregoing guidance to the most comparable GAAP financial measure is not available without unreasonable effort due to the inherent difficulty in forecasting the timing or amounts of items required to reconcile Adjusted EBITDA from the Company's net income (loss). Variability in the timing or amounts of items required to reconcile the measure may have a significant impact on the Company's future GAAP results.

SUPPLEMENTAL INFORMATION

The Company will post on its website at brookdaleinvestors.com supplemental information relating to the Company's third quarter results, an updated investor presentation, and a copy of this earnings release. The supplemental information and a copy of this earnings release will also be furnished in a Form 8-K to be filed with the SEC.

EARNINGS CONFERENCE CALL

Brookdale's management will conduct a conference call to discuss the financial results for the third quarter on November 6, 2026 at 8:30 AM ET.

A live webcast of the conference call will be available to the public on a listen-only basis at brookdaleinvestors.com. Please allow extra time before the call to download the necessary software required to listen to the internet broadcast. A replay of the webcast will be available through the website following the call.

ABOUT BROOKDALE SENIOR LIVING

Brookdale Senior Living Inc. is the nation’s premier operator of senior living communities. With 529 communities across 41 states and the ability to serve approximately 45,000 residents as of September 30, 2026, Brookdale is committed to its mission of enriching the lives of seniors through compassionate care, clinical expertise, and exceptional service. The Company, through its affiliates, operates independent living, assisted living, memory care, and continuing care retirement communities, offering tailored solutions that help empower seniors to live with dignity, connection, and purpose. Leveraging deep expertise in healthcare, hospitality, and real estate, Brookdale creates opportunities for wellness, personal growth, and meaningful relationships in settings that feel like home. Guided by its four cornerstones of passion, courage, partnership, and trust, Brookdale is committed to delivering exceptional value and redefining senior living for a brighter, healthier future. Brookdale's stock trades on the New York Stock Exchange under the ticker symbol BKD. For more information, visit brookdale.com or connect with Brookdale on Facebook at facebook.com/brookdaleseniorliving or YouTube at youtube.com/BrookdaleLiving.

DEFINITIONS OF REVPAR AND REVPOR

RevPAR, or average monthly senior housing resident fee revenue per available unit, is defined by the Company as resident fee revenue for the corresponding portfolio for the period (excluding revenue for private duty services provided to seniors living outside of the Company's communities), divided by the weighted average number of available units in the corresponding portfolio for the period, divided by the number of months in the period.

RevPOR, or average monthly senior housing resident fee revenue per occupied unit, is defined by the Company as resident fee revenue for the corresponding portfolio for the period (excluding revenue for private duty services provided to seniors living outside of the Company's communities), divided by the weighted average number of occupied units in the corresponding portfolio for the period, divided by the number of months in the period.

SAFE HARBOR

Certain statements in this press release and the associated earnings call may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to various risks and uncertainties and include all statements that are not historical statements of fact and those regarding the Company's intent, belief, or expectations. Forward-looking statements are generally identifiable by use of forward-looking terminology such as "may," "will," "should," "could," "would," "potential," "intend," "expect," "endeavor," "seek," "anticipate," "estimate," "believe," "project," "predict," "continue," "plan," "target," or other similar words or expressions, and include statements regarding the Company's expected financial and operational results. These forward-looking statements are based on certain assumptions and expectations, and the Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Although the Company believes that expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its assumptions or expectations will be attained and actual results and performance could differ materially from those projected. Factors which could have a material adverse effect on the Company's operations and future prospects or which could cause events or circumstances to differ from the forward-looking statements include, but are not limited to, events which adversely affect the ability of seniors to afford resident fees, including downturns in the economy, housing market, consumer confidence, or the equity markets and unemployment among resident family members; the effects of senior housing construction and development, lower industry occupancy, and increased competition; conditions of housing markets, regulatory changes, acts of nature, and the effects of climate change in geographic areas where the Company is concentrated; terminations of the Company's resident agreements and vacancies in the living spaces it leases; changes in reimbursement rates, methods, or timing under governmental reimbursement programs including the Medicare and Medicaid programs; failure to maintain the security and functionality of the Company's information systems, to prevent a cybersecurity attack or breach, or to comply with applicable privacy and consumer protection laws, including HIPAA; the Company's ability to complete its capital expenditures in accordance with its plans; the Company's ability to identify and pursue development, investment, and acquisition opportunities and its ability to successfully integrate acquisitions; competition for the acquisition of assets; the Company's ability to complete pending or expected disposition, acquisition, or other transactions on agreed upon terms or at all, including in respect of the satisfaction of closing conditions, the risk that regulatory approvals are not obtained or are subject to unanticipated conditions, and uncertainties as to the timing of closing, and the Company's ability to identify and pursue any such opportunities in the future; risks related to the implementation of the Company's strategy, including initiatives undertaken to execute on the Company's strategic priorities and their effect on its results; limits on the Company's ability to use net operating loss carryovers to reduce future tax payments; delays in obtaining regulatory approvals; the risks associated with tariffs and the uncertain duration of trade conflicts; disruptions in the financial markets or decreases in the appraised values or performance of the Company's communities that affect the Company's ability to obtain financing or extend or refinance debt as it matures and the Company's financing costs; the Company's ability to generate sufficient cash flow to cover required interest, principal, and long-term lease payments and to fund its planned capital projects; the effect of any non-compliance with any of the Company's debt or lease agreements (including the financial or other covenants contained therein), including the risk of lenders or lessors declaring a cross default in the event of the Company's non-compliance with any such agreements and the risk of loss of the Company's property securing leases and indebtedness due to any resulting lease terminations and foreclosure actions; the inability to renew, restructure, or extend leases, or exercise purchase options at or prior to the end of any existing lease term; the effect of the Company's indebtedness and long-term leases on the Company's liquidity and its ability to operate its business; increases in market interest rates that increase the costs of the Company's debt obligations; the Company's ability to obtain additional capital on terms acceptable to it; departures of key officers and potential disruption caused by changes in management; increased competition for, or a shortage of, associates, wage pressures resulting from increased competition, low unemployment levels, minimum wage increases and changes in overtime laws, and union activity; an adverse determination or resolution of complaints filed against the Company, including putative class action complaints; negative publicity with respect to any lawsuits, claims, or other legal or regulatory proceedings; costs to respond to, and adverse determinations resulting from, government inquiries, reviews, audits, and investigations; the cost and difficulty of complying with increasing and evolving regulation, including new disclosure obligations; changes in, or its failure to comply with, employment-related laws and regulations; environmental contamination at any of the Company's communities; failure to comply with existing environmental laws; the risks associated with current global economic conditions and general economic factors on the Company and the Company's business partners such as inflation, commodity costs, fuel and other energy costs, competition in the labor market, costs of salaries, wages, benefits, and insurance, interest rates, tax rates, tariffs, and geopolitical tensions or conflicts, the impact of seasonal contagious illness or other contagious disease in the markets in which the Company operates; actions of activist stockholders; as well as other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission ("SEC"), including those set forth in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in such SEC filings. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect management's views as of the date of this press release and/or associated earnings call. The Company cannot guarantee future results, levels of activity, performance or achievements, and, except as required by law, it expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained in this press release and/or associated earnings call to reflect any change in the Company's expectations with regard thereto or change in events, conditions, or circumstances on which any statement is based.

Condensed Consolidated Statements of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share data)	2026	2025	2026	2025
Resident fees	$707,335	$775,140	$2,138,273	$2,328,208
Management fees	396	2,698	6,511	7,941
Reimbursed costs incurred on behalf of managed communities	4,337	35,327	50,723	103,824
Total revenue	712,068	813,165	2,195,507	2,439,973

Facility operating expense (excluding facility depreciation and amortization of $69,740, $90,248, $205,304, and $264,637, respectively)	503,545	566,985	1,518,470	1,686,289
General and administrative expense (including non-cash stock-based compensation expense of $3,698, $2,633, $11,099, and $9,701, respectively)	41,871	50,866	134,060	153,713
Facility operating lease expense	42,366	51,993	130,118	157,520
Depreciation and amortization	74,248	94,792	218,820	278,621
Asset impairment	4,476	62,696	14,491	65,060
Loss (gain) on sale of communities, net	197	(139)	(49,228)	(182)
Loss (gain) on facility operating lease termination, net	—	4,480	—	4,480
Costs incurred on behalf of managed communities	4,337	35,327	50,723	103,824
Income (loss) from operations	41,028	(53,835)	178,053	(9,352)

Interest income	4,415	3,020	11,609	9,587
Interest expense:
Debt	(57,750)	(58,089)	(169,532)	(170,396)
Financing lease obligations	(3,518)	(1,764)	(7,109)	(9,114)
Amortization of deferred financing costs	(3,287)	(3,747)	(9,775)	(11,089)
Change in fair value of derivatives	6,132	26	10,121	(1,087)
Gain (loss) on debt modification and extinguishment, net	(4,482)	(326)	(10,202)	(35,661)
Other non-operating income (loss)	352	144	1,175	3,562
Income (loss) before income taxes	(17,110)	(114,571)	4,340	(223,550)
Benefit (provision) for income taxes	3,192	(167)	(1,905)	780
Net income (loss)	(13,918)	(114,738)	2,435	(222,770)
Net (income) loss attributable to noncontrolling interest	12	12	35	41
Net income (loss) attributable to Brookdale Senior Living Inc. common stockholders	$(13,906)	$(114,726)	$2,470	$(222,729)

Basic and diluted net income (loss) per share attributable to Brookdale Senior Living Inc. common stockholders	$(0.06)	$(0.48)	$0.01	$(0.95)

Weighted average common shares outstanding:
Basic	239,144	237,487	238,800	234,326
Diluted	239,144	237,487	241,075	234,326

Condensed Consolidated Balance Sheets

(in thousands)	September 30, 2026	December 31, 2025
Cash and cash equivalents	$323,374	$279,122
Marketable securities	24,666	—
Restricted cash	35,249	33,227
Accounts receivable, net	52,641	67,680
Assets held for sale	18,435	77,206
Prepaid expenses and other current assets, net	85,260	96,705
Total current assets	539,625	553,940
Property, plant and equipment and leasehold intangibles, net	4,328,486	4,272,697
Operating lease right-of-use assets	946,060	1,032,140
Other assets, net	111,687	93,466
Total assets	$5,925,858	$5,952,243

Current portion of long-term debt	$62,289	$77,492
Current portion of lease obligations	76,117	75,733
Other current liabilities	374,567	414,700
Total current liabilities	512,973	567,925
Long-term debt, less current portion	4,289,800	4,215,005
Lease obligations, less current portion	1,074,851	1,147,892
Line of credit	23,000	—
Other liabilities	63,114	64,798
Total liabilities	5,963,738	5,995,620
Total Brookdale Senior Living Inc. stockholders' equity (deficit)	(39,221)	(44,753)
Noncontrolling interest	1,341	1,376
Total equity (deficit)	(37,880)	(43,377)
Total liabilities and equity (deficit)	$5,925,858	$5,952,243

Condensed Consolidated Statements of Cash Flows

	Nine Months Ended September 30,
(in thousands)	2026	2025
Cash Flows from Operating Activities
Net income (loss)	$2,435	$(222,770)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Loss (gain) on debt modification and extinguishment, net	10,202	35,661
Depreciation and amortization, net	228,595	289,710
Asset impairment	14,491	65,060
Deferred income tax (benefit) provision	313	(2,221)
Operating lease expense adjustment	(2,624)	(13,384)
Change in fair value of derivatives	(10,121)	1,087
Loss (gain) on sale of assets, net	(49,228)	(182)
Loss (gain) on facility operating lease termination, net	—	4,480
Non-cash stock-based compensation expense	11,099	9,701
Property and casualty insurance income	(1,020)	(3,691)
Changes in operating assets and liabilities:
Accounts receivable, net	15,039	(15,664)
Prepaid expenses and other assets, net	13,274	(13,183)
Prepaid insurance premiums financed with notes payable	(6,832)	(7,610)
Trade accounts payable and accrued expenses	(44,339)	35,319
Refundable fees and deferred revenue	(7,475)	1,140
Operating lease assets and liabilities for lessor capital expenditure reimbursements	23,892	20,038
Net cash provided by operating activities	197,701	183,491
Cash Flows from Investing Activities
Purchase of marketable securities	(44,414)	—
Sale and maturities of marketable securities	20,000	20,000
Capital expenditures, net of related payables	(154,053)	(137,872)
Acquisition of assets	(184,026)	(311,028)
Proceeds from sale of assets, net	168,487	8,133
Property and casualty insurance proceeds	1,020	3,691
Change in lease acquisition deposits, net	—	5,000
Other	(1,877)	727
Net cash provided by (used in) investing activities	(194,863)	(411,349)
Cash Flows from Financing Activities
Proceeds from debt	776,587	320,774
Repayment of debt and financing lease obligations	(717,029)	(127,371)
Proceeds from line of credit	23,000	—
Payment of financing costs, net of related payables	(23,790)	(7,880)
Payments of employee taxes for withheld shares	(8,017)	(6,178)
Payments for settlement of convertible notes	(52)	—
Net cash provided by (used in) financing activities	50,699	179,345
Net increase (decrease) in cash, cash equivalents, and restricted cash	53,537	(48,513)
Cash, cash equivalents, and restricted cash at beginning of period	343,008	379,840
Cash, cash equivalents, and restricted cash at end of period	$396,545	$331,327

Non-GAAP Financial Measure

This earnings release contains the financial measure Adjusted EBITDA, which is not calculated in accordance with U.S. generally accepted accounting principles ("GAAP"). Presentations of this non-GAAP financial measure is intended to aid investors in better understanding the factors and trends affecting the Company’s performance. However, investors should not consider this non-GAAP financial measure as a substitute for financial measures determined in accordance with GAAP, including net income (loss) or income (loss) from operations. The Company cautions investors that amounts presented in accordance with the Company’s definitions of this non-GAAP financial measure may not be comparable to similar measures disclosed by other companies because not all companies calculate non-GAAP measures in the same manner. The Company urges investors to review the following reconciliation of this non-GAAP financial measure from the most comparable financial measure determined in accordance with GAAP.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP performance measure that the Company defines as net income (loss) excluding: benefit/provision for income taxes, non-operating income/expense items, and depreciation and amortization; and further adjusted to exclude income/expense associated with non-cash, non-operational, transactional, legal, cost reduction, or organizational restructuring items that management does not consider as part of the Company’s underlying core operating performance and that management believes impact the comparability of performance between periods. For the periods presented herein, such other items include non-cash impairment charges, operating lease expense adjustment, non-cash stock-based compensation expense, gain/loss on sale of communities, gain/loss on facility operating lease termination, and transaction, legal, and organizational restructuring costs. Transaction costs include those directly related to acquisition, disposition, financing, and leasing activity and stockholder relations advisory matters, and are primarily comprised of legal, finance, consulting, professional fees, and other third-party costs. Legal costs include charges associated with putative class action litigation. Organizational restructuring costs include those related to the Company’s efforts to reduce general and administrative expense and its senior leadership changes, including severance.

The Company believes that presentation of Adjusted EBITDA as a performance measure is useful to investors because (i) it is one of the metrics used by the Company’s management for budgeting and other planning purposes, to review the Company’s historic and prospective core operating performance, and to make day-to-day operating decisions; (ii) it provides an assessment of operational factors that management can impact in the short-term, namely revenues and the controllable cost structure of the organization, by eliminating items related to the Company’s financing and capital structure and other items that management does not consider as part of the Company’s underlying core operating performance and that management believes impact the comparability of performance between periods; (iii) the Company believes that this measure is used by research analysts and investors to evaluate the Company’s operating results and to value companies in its industry; and (iv) the Company uses the measure for components of executive compensation.

Adjusted EBITDA has material limitations as a performance measure, including: (i) excluded interest and income tax are necessary to operate the Company’s business under its current financing and capital structure; (ii) excluded depreciation, amortization, and impairment charges may represent the wear and tear and/or reduction in value of the Company’s communities, goodwill, and other assets and may be indicative of future needs for capital expenditures; and (iii) the Company may incur income/expense similar to those for which adjustments are made, such as gain/loss on sale of assets, facility operating lease termination, or debt modification and extinguishment, non-cash stock-based compensation expense, and transaction, legal, and other costs, and such income/expense may significantly affect the Company’s operating results.

The table below reconciles Adjusted EBITDA from net income (loss).

	Three Months Ended
(in thousands)	September 30, 2026	September 30, 2025
Net income (loss)	$(13,918)	$(114,738)
Provision (benefit) for income taxes	(3,192)	167
Loss (gain) on debt modification and extinguishment, net	4,482	326
Other non-operating (income) loss	(352)	(144)
Interest expense	58,423	63,574
Interest income	(4,415)	(3,020)
Income (loss) from operations	41,028	(53,835)
Depreciation and amortization	74,248	94,792
Asset impairment	4,476	62,696
Loss (gain) on sale of communities, net	197	(139)
Loss (gain) on facility operating lease termination, net	—	4,480
Operating lease expense adjustment	(864)	(4,685)
Non-cash stock-based compensation expense	3,698	2,633
Transaction, legal, and organizational restructuring costs	1,565	5,129
Adjusted EBITDA	$124,348	$111,071

Contact:
Mike Grant
VP Investor Relations
(615) 564-8104
Mike.Grant@brookdale.com